                                                                 EXHIBIT 10.20.4



                                BROKER AGREEMENT

     THIS AGREEMENT is effective as of the 1st day of August, 2005 by and between EPIXTAR INTERNATIONAL CONTACT CENTER GROUP, INC. ("EPIXTAR") a corporation duly organized and existing under the laws of the State of Delaware with offices located at 11900 Biscayne Blvd., Suite 700, Miami, FL 33181, and DDM CONSULTING, INC., a corporation organized and existing under the laws of the State of Virginia with offices located at 3612 Oval Drive, Alexandria, VA 22305 (hereinafter referred to as "Broker").

         WHEREAS, EPIXTAR is providing data and trade secrets on a confidential basis to Broker for the purpose of development and/or sale of contact center and/or BPO services ("Services") to its customers;

         WHEREAS, Broker is engaged in the referral of various Services programs for businesses which are users (hereafter "Customers") of said services and,

         WHEREAS, Customer(s) is/are defined to be and is/are limited to only those business relationships/divisions initially introduced to EPIXTAR by the Broker. This definition does not include any other business relationship/division within the customer's company that has had or will have a relationship with either EPIXTAR or another Broker.

         WHEREAS, there is a potential that Broker will act as a Broker to the Business for EPIXTAR and, pursuant thereto, will enjoy a position of trust wherein Broker is made privy to special knowledge concerning the Business; and

         WHEREAS, EPIXTAR and Broker agree that it is in their mutual best interests, since Broker will be occupying a position of trust with EPIXTAR, for Broker to execute an agreement wherein Broker covenants not to utilize or otherwise disclose any trade secrets, product sources, or other confidential information related to the Business and wish to protect their rights with respect to any such information disclosed.

         THEREFORE, in consideration of the mutual covenants herein, the Parties agree as follows:

Fee Service

1. Broker has the obligation to assist in submitting various Services proposals from prospective Customers to EPIXTAR and also has the obligation to assist in submitting EPIXTAR marketing materials and proposals to prospective Customers. Broker's obligation is to extend EPIXTAR a right of first refusal on any new business it obtains, or any new business from existing clients. EPIXTAR has the right, but not the obligation, to accept or reject any such assisted proposals, which are submitted to it by Broker. For the purposes of this Agreement, the term "Customer" excludes independent business entities of a prospective client's organization. Nothing in this Agreement shall prohibit EPIXTAR from marketing its Services to other Customer entities which have not been introduced by Broker.

2. On award of business to EPIXTAR by a Customer introduced to EPIXTAR by Broker and accepted by EPIXTAR, Broker and EPIXTAR will execute an "award of business" form detailing the Customer name, program and EPIXTAR's acceptance of such program subject to the terms and conditions stated herein. Broker will assist in implementation, using information provided by Customers, various BPO services and/or teleservices programs to achieve Customers' and EPIXTAR's objectives. Broker will act as a sales representative and will use its best efforts to expand Customers' account usage of EPIXTAR services once business is established, and will be paid fees as stated hereafter.

3. Prior to entering into any formal contract or agreement with a Customer, all aspects of EPIXTAR's contract approval policy must have been adhered to. The Broker is not authorized to sign any document which contractually commits EPIXTAR to performance criteria or other Service Level Agreements (SLA's). Contract pricing and SLA's submitted to Customers by Broker without appropriate approvals are a violation of EPIXTAR policy. This may cause the contract to be terminated and/or the immediate termination of any right to payment under this Agreement.

4. Where a services contract is terminated or varied for any reason, EPIXTAR may be required to issue a credit against that contract. In those circumstances where a credit is issued, Broker will be debited the pro rata portion of his commission that is due back to the Customer, up to the entire contract if necessary.

5. It is expressly understood that Broker represents that it has relationships with other companies in similar business as EPIXTAR, and that EPIXTAR may, at its option, now and hereafter retain the services of individuals or companies providing services similar to Broker, and that this Agreement between EPIXTAR and Broker is mutually non-exclusive.

Compensation

6. Both EPIXTAR and Broker will individually agree upon each business opportunity. For each submission of a business proposal, the Parties agree to notify the other party in writing of any conflict or prior relationship with, or knowledge of, or claim to, that particular proposed Customer. On award of business from Customers presented by BROKER and accepted by EPIXTAR, EPIXTAR shall pay the following commission fees on collected revenue:


o    Philippine & Offshore*

------------------------------------------------------- -----------------------------------------------------
      AVERAGE MONTHLY REVENUE PER HOUR                             COMMISSION PERCENTAGE
------------------------------------------------------- -----------------------------------------------------
                   < $7.99                                                 0.00%
------------------------------------------------------- -----------------------------------------------------
                $8.00 - $8.99                                              1.00%
------------------------------------------------------- -----------------------------------------------------
                $9.00 - $9.99                                              2.00%
------------------------------------------------------- -----------------------------------------------------
               $10.00 - $10.99                                             3.00%
------------------------------------------------------- -----------------------------------------------------
               $11.00 - $11.99                                             4.00%
------------------------------------------------------- -----------------------------------------------------
               $12.00 - $12.99                                             4.00%
------------------------------------------------------- -----------------------------------------------------
               $13.00 - $13.99                                             5.00%
------------------------------------------------------- -----------------------------------------------------
               $14.00 - $14.99                                             5.00%
------------------------------------------------------- -----------------------------------------------------
                  > $15.00                                                 5.00%
------------------------------------------------------- -----------------------------------------------------


o    US*

------------------------------------------------------- -----------------------------------------------------
      AVERAGE MONTHLY REVENUE PER HOUR                             COMMISSION PERCENTAGE
------------------------------------------------------- -----------------------------------------------------
                  < $18.99                                                 0.00%
------------------------------------------------------- -----------------------------------------------------
               $19.00 - $19.00                                             1.00%
------------------------------------------------------- -----------------------------------------------------
               $20.00 - $20.99                                             2.00%
------------------------------------------------------- -----------------------------------------------------
               $21.00 - $21.99                                             2.50%
------------------------------------------------------- -----------------------------------------------------
               $22.00 - $22.99                                             3.00%
------------------------------------------------------- -----------------------------------------------------
               $23.00 - $24.99                                             3.00%
------------------------------------------------------- -----------------------------------------------------
                  > $25.00                                                 3.00%
------------------------------------------------------- -----------------------------------------------------

     *Tables above do not apply to non-voice BOP, for which commissions shall be negotiated under separate agreement.

     Broker shall receive a fee in the amount of One Hundred Percent (100%) of the commission percentage above on all collected revenues generated by BPO and/or telemarketing production for the first twenty-four (24) months of the program; for the months twenty-five (25) through thirty-six (36), BROKER will receive a fee in the amount of Fifty Percent (50%) of the commission percentage above on all collected revenues generated the Services. The term "collected revenues" specifically excludes all expenses billed to a customer on a pass-through basis (including without limitation telecommunications charges and subcontracted technology) and commissions payable to third parties. In order for BROKER to qualify for and receive any compensation on collected revenues, an agreement between EPIXTAR and Customer must be executed during the term of this Agreement. No commissions will be paid to Broker on any program that fails to generate a minimum of Nineteen Dollars ($19.00) of revenue per hour for US based programs, or Eight Dollars ($8.00) for Philippine and offshore based programs, for the monthly average revenue per hour for that program. For purposes of this Agreement, "average monthly revenue per hour" shall mean total collected revenue divided by total production hours for that particular month.



Payment Terms

7. EPIXTAR will directly pay to Broker all fees due Broker within thirty (30) days of receipt by EPIXTAR of a Customer's paid invoice statement*. EPIXTAR will provide Broker, on a monthly basis, with a copy of all Customer invoices for each program that Broker is entitled to receive payment upon. *Broker will be paid commissions on production beginning on the effective date of this Agreement (i.e. production occurring from August 1-August 31 will be billed to a Customer and Broker will receive fees within 30 days of EPIXTAR's receipt of payment for such invoice; Broker will be paid commissions for the month of July 2005 within 30 days of receipt by EPIXTAR of Customer's paid invoice statement).

Term and Renewal

8. The term of this Agreement shall be for a three (3) year period. The parties may agree to extend this Agreement by mutual, written agreement. Any and all commissions due and payable prior to the termination of this Agreement shall remain due and payable in accordance with the terms of this Agreement after said termination until such fees have been paid, i.e., until such time as services for those Customer(s) referred by Broker and accepted by EPIXTAR have been terminated.

Confidential Information

9. The term "Confidential Information" shall mean all information, data, know-how, customer lists, trade secrets, plans, strategies, models, processes, methods, procedures, inventions or ideas which are related to either party's Business.

Disclosure of Confidential Information

10. Company recognizes and acknowledges that the list of Consultant's contacts, as it may exist from time to time, is a valuable, special and unique asset of Consultant. Except as contemplated by this Agreement, Company will not, during or after the term of this Agreement, use, disclose, divulge or in any other manner make available the list of Consultant's contacts, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever which directly or indirectly benefits Company or injures Consultant's relationships with such contacts. Neither party shall, without the express written consent of the other party, disclose or divulge the existence or terms of this Agreement with any other party (with the exception of each party's legal counsel and financial advisors).

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11.  Without Consultant's involvement or express written consent, Company shall not, either directly or indirectly, as an individual, proprietor, partner, stockholder, creditor, consultant, employee, officer, agent, representative, investor or in any other capacity or manner whatsoever, contact, solicit, attempt to solicit, accept a commission for, or otherwise be involved in any transaction(s) with any person, firm, corporation, or other entity that Consultant at any time introduces to Company until such time as an agreement is reached between Company and said person, firm, corporation or other entity. At such time that an agreement is reached between Company and said person, firm, corporation or other entity, that person, firm, corporation or other entity shall cease to be a valuable, special and unique asset of Consultant and shall thereafter be a valuable, special and unique asset of Company. The foregoing shall not apply to any transaction that Company has entered into prior to the date of this Agreement.

12. Both parties covenant not to utilize or otherwise disclose any Confidential Information to anyone else without the prior written consent of the other party. Broker will submit to any and all potential Customers any mutual confidentiality or similar agreements, which EPIXTAR may require such Customers to execute. This non-disclosure requirement shall survive the termination or expiration of this Agreement.

13. Each party's Confidential Information will remain its property notwithstanding disclosure hereunder. Disclosure of Confidential Information hereunder shall not be deemed to constitute a grant by one party to the other, by implication or otherwise, nor shall either party have a right or license to the Confidential Information.

Return or Destruction of Confidential Information

14. Upon written demand of one party to the other or upon termination of this Agreement, each party shall return or destroy (and certify such destruction to the other party in writing) all writings, materials, photographs, drawings, samples or models (including all copies or reproductions thereof) containing, disclosing or constituting the Confidential Information.

Non-Solicitation

15. Broker agrees not to solicit, divert, appropriate or attempt to solicit, divert or appropriate, on his own account or for the account of others, directly or indirectly, the business relationship with any other Broker, producer, manufacturer or any other person or entity providing goods or services to EPIXTAR. EPIXTAR agrees not to solicit, divert, appropriate or attempt to solicit, divert or appropriate, on his own account or for the account of others, directly or indirectly, the business relationship with any other person or entity providing goods or services to Broker.

16. Broker agrees not to solicit, divert, appropriate, hire away or attempt to solicit, divert, appropriate or hire away, on his own account or for the account of others, directly or indirectly, any person or entity employed by or acting as a consultant to EPIXTAR, or any past or current customers of EPIXTAR for a period of five (5) years from the date hereof. EPIXTAR agrees not to solicit, divert, appropriate, hire away or attempt to solicit, divert, appropriate or hire away, on its own account or for the account of others, directly or indirectly, any person or entity employed by or acting as a consultant to Broker, or any past or current customers of Broker for a period of five (5) years from the date hereof.

Equitable Remedies

17. Each Party acknowledges that the unauthorized disclosure or use of Confidential Information will cause irreparable injury to a party for which money damages would be an inadequate remedy, and agrees, therefore, that equitable remedies are appropriate and should be granted to prohibit and prevent conduct which would constitute a violation of obligations to this Agreement. The Parties acknowledge that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. They further acknowledge that the restrictions herein are reasonable and necessary for the protection of the Business and good will of each party and, by virtue of the circumstances of their Businesses, a violation of any such covenants will cause irreparable damage. Therefore, each party agrees that if one party violates any of the provisions of this Agreement, the aggrieved party shall be entitled to pursue both an ex parte preliminary injunction and a permanent injunction to be issued by any court of competent jurisdiction, restraining any violation of any or all of said covenants by the wrongdoing party or it's agents, employees, associates, affiliates or partners, either directly or indirectly, and such right to injunction shall be cumulative to and in addition to whatever other remedies the aggrieved party may have. The Parties agree that the aggrieved party shall be entitled to pursue injunctive relief without the posting of a bond and specific performance as remedies for any such breach. In the event the aggrieved party retains the services of any attorney to represent it in any action to enforce this Agreement, the wrongdoing party agrees to pay the aggrieved party's attorney's fees and court costs.

Indemnification

18. While EPIXTAR is acting within the scope and intent of this Contract, Broker agrees to indemnify, hold harmless and defend EPIXTAR, its affiliates and each of their officers, directors, employees, shareholders, successors and assigns (hereafter referred to in this clause as EPIXTAR) from any claim, action, liability, loss, damage, and/or suit. This indemnity shall cover all attorneys' and paralegals' fees and costs incurred by EPIXTAR before and at trial and at all tribunal levels including any appeals, whether or not suit is instituted, and those incurred in seeking and establishing the right to be indemnified hereunder.

Waiver

19. The failure of either party at any time to enforce any rights or remedy available to it under this Contract or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other Party.

Severability

20. In the event that provisions of or restrictions contained in this Contract are held by a court of competent jurisdiction to be invalid or unenforceable, and are not reformed by such court, the remaining provisions and restrictions contained in this Contract shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions of this Contract had not been included.

Notices

21. Any notices or demands given pursuant to this Contract or under any statute shall be given in writing by telegram, confirmed facsimile, or similar communication, or by certified mail, return receipt requested at the following addresses:

         To EPIXTAR at:    Epixtar International Contact Center Group, Inc.
                                    Attention:  Legal Department
                                    11900 Biscayne Blvd.
                                    Suite 700
                                    Miami, FL 33181
                                    Tel #: (305) 503-8600
                                    Fax # (305) 503-8610

         To Broker at:              DDM Consulting, Inc.
                                    Attention: David Mullaney
                                    3612 Oval Drive
                                    Alexandria, VA 22305
                                    Tel #: (703) 519-0113
                                    Fax #: (703) 519-6227

Construction

22. Each and every term and provision of this Contract has been mutually agreed to and negotiated by the parties hereto and should be construed simply according to its fair meaning and not strictly for or against any party.

Arbitration

23. Any dispute arising out of or relating to this Agreement will be settled by arbitration to be conducted in accordance with the Judicial Arbitration and Mediation Services ("JAMS") Comprehensive Arbitration Rules. The Federal Arbitration Act, 9 U.S.C. Sections 1-16, not state law, will govern the arbitrability of disputes. This Agreement will otherwise be governed by the laws of the State of Florida without regard to its choice of law principles. The costs of the arbitration, including the arbitrator's fees, will be shared equally by the parties; provided, however, that each party will bear the cost of preparing and presenting its own claims and/or defenses (including its own attorney's fees). The venue for arbitration will be Miami-Dade County, Florida. A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement, will conduct the arbitration. The arbitrator is bound to apply and enforce the terms of this Agreement. The arbitrator's decision will be final, binding and enforceable in a court of competent jurisdiction. If a party is required to enforce compliance with this Section (including non-payment of an award), the non-complying party must reimburse all of the costs and expenses incurred by the party seeking such enforcement (including reasonable expenses incurred by the party seeking such enforcement (including reasonable attorney's fees). The parties agree that any and all disputes arising out of or related to this Agreement that shall be litigated to the extent permitted shall be heard exclusively in the United States District Court located in Miami, Florida and in no other state or federal court. The parties agree that all discovery in any litigation or arbitration of this Agreement shall occur only in Miami-Dade County, Florida.

Miscellaneous

24. Broker serves as an independent contractor to EPIXTAR and to all Customers of EPIXTAR and shall not be deemed to have incurred or undertaken any general agency or fiduciary relationships to either even if, for some purposes, Broker's conduct might conceivably be deemed or interpreted as an agent or fiduciary of either or of both.

25. This Agreement is non-assignable by Broker except with the prior written consent of EPIXTAR, which consent may be given or withheld in the sole and absolute discretion of EPIXTAR.

26. Any affiliate or subsidiary of EPIXTAR desiring to use Broker's services shall be entitled to the benefits and bound by the terms of this Agreement. Such affiliate or subsidiary may make payment directly to Broker for commissions due hereunder.

27. This Contract shall inure to the benefit of and be binding upon the parties hereto and there respective successors, affiliates, agents and assigns.

28. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

29. This Contract may not be modified or altered in any respect, except by a writing signed by the parties hereto. No oral waivers shall be binding.

30. The headings and titles herein have been inserted for reference only and shall not to ant extent have the effect of modifying the express terms and provisions of this Contract.

31. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

32. The Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

EPIXTAR INTERNATIONAL CONTACT CENTER                 DDM CONSULTING, INC.
GROUP, INC.


By:___________________________                       By:________________________

Name: Irving Greenman                                Name: David Mullaney
Title: President                                     Title: President




                              DDM CONSULTING, INC.
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                                       7